Exhibit 4.4


                              MANAGEMENT AGREEMENT

                  This Restated Management Agreement is made as of the 30th day of June, 2004, (restatement of the Management Agreement dated September 19, 1995,) made by and between NORDIC AMERICAN TANKER SHIPPING LIMITED, a company organized and existing under the laws of Bermuda (the "Company"), and Scandic American Shipping Ltd., a company organized and existing under the laws of Bermuda ("Scandic").


                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Company is engaged in the business of acquiring, owning and chartering vessels; and

          WHEREAS, Scandic has expertise in the shipping industry and in the financing of vessels generally; and

          WHEREAS, the Company has requested Scandic, and Scandic has agreed, to provide services to the Company and any subsidiary of the Company in connection with the management and administration of the business of the Company and any subsidiary of the Company.

          NOW, THEREFORE, the parties hereby agree as follows:

          1. Services.
             ---------

          1.1. During the term hereof (as provided in Section 2 of this Agreement), Scandic shall provide the following services to the Company and any subsidiary of the Company subject, always, to the objectives and policies of the Company as established from time to time by the Company's Board of Directors (the "Board"):

          (a) the presentation, negotiation and settlement of any claim, demand or petition on behalf of the Company and/or any subsidiary with respect to any agreements to which it is a party including, without limitation, the pursuit by the Company of any rights of indemnification or reimbursement under any such agreements;

          (b) the prosecution or defense of other claims arising in connection with the business of the Company and/or any subsidiary and any disclosure documents that it distributes or files;

          (c) the provision of the services of such officers and other staff of suitable skills and experience as may be necessary to properly perform the services referred to herein;

          (d) the provision of office equipment and the use of accounting or computing equipment when required;

          (e) keeping all such books and records of things done and transactions performed on behalf of the Company and any subsidiary as the Board may require from time to time, including liaising with the Company and any subsidiary's auditors, lawyers and other professionals;

          (f) from time to time or at any time as requested by the Board, reporting to the Board concerning the performance of the foregoing services and the performance of the parties to the agreements to which the Company and/or any subsidiary is a party and furnishing advice and recommendations with respect to all aspects of the business affairs of the Company and any subsidiary;

          (g) assisting the Company to comply with the requirements of all applicable securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934;

          (h) maintenance of the Company and any subsidiary's general ledger, reconciliation of the Company and any subsidiary's bank accounts, preparation of the Company and any subsidiary's periodic financial statements, including those required for Securities and Exchange Commission ("SEC"), Bermuda and other governmental and regulatory or self-regulatory agency filings and reports to shareholders, and provision of related data processing services;

          (i) assistance in maintaining records of shareholder ownership and transfer records through an independent registrar and transfer agent;

          (j) assistance in preparation of registration statements and reports required to be filed with the SEC and other governmental agencies, including periodic reports on Forms 20-F and 6-K, registration statements on Form F-3, F-4 or F-8 as well as annual and quarterly reports to shareholders;

          (k) assisting the Company and any subsidiary with the formulation of business projects, including acquisitions, dispositions and combinations;

          (l) assistance in obtaining such insurance which the Company and/or any subsidiary determines to procure;

          (m) as agent only on behalf of the Company and any subsidiary, supervising the commercial trading of the vessels that the Company or any subsidiary of the Company owns or may acquire in the future (the Vessels) and the conclusion of all charter parties, contracts of affreightment, negotiation and consecutive voyage charter parties, and other contracts of employment in respect thereof;

          (n) negotiating and collecting offers for the refinancing of the Company's credit agreement, selecting the most competitive bids and presenting the Company with a proposal for refinancing the Vessels, subject to the relevant Board's final determination on any refinancing;

          (o) being responsible for all communication and contact between the Company and/or any subsidiary and its lenders and banks that provide financing and other services to the Company and/or any subsidiary and ensuring, to the best of its abilities (without taking any responsibility for the Company's ability to meet its obligations), that the Company and any subsidiary observes and complies with all its obligations in and towards the lenders;

          (p) procuring and supervising, as agent only on behalf of the Company and any subsidiary, the following services rendered by or in cooperation with one or more Technical Managers (as defined below):

               (i) conducting all operation/performance of the Vessels, including but not limited to all matters with respect to voyages, cargoes and persons to be carried, and procuring or providing all services incident thereto including, but not limited to, cargo handling, port activities (including pilotage, towing, wharfage and dockage), bunkering, stevedoring, canal transits, services of agents, brokers and consultants and arranging for payment of all expenses in respect of the foregoing as necessary for the operation of the Vessels;

               (ii) issuing or causing to be issued all necessary shipping documents;

               (iii)   executing   voyage   schedules,   routing,   loading  and
               discharging;

               (iv) handling all post-fixture claims and arranging for all collections arising out of the operation of the Vessels, including the collection and handling of all freight and/or hire payments, demurrage and dispatch; and

               (v) arranging for the entry and clearance of the Vessels and for berth and terminal facilities when necessary.

          (q) As agent only on behalf of the Company and/or any subsidiary, supervising the technical operation of the Vessels and having the power in its name or in the name of the Company, without the need for any further formal power of attorney, to do and perform all acts, deeds, matters and things which may be necessary or expedient for the supervision, performance or provision of all or any of such services or ancillary thereto or otherwise in relation to the proper and efficient operation of the Vessels, including (but not limited to) the following:

               (i) providing the technical ship managers (the "Technical Managers") appointed by Scandic with appropriate instructions;

               (ii) providing an insurance arrangement for the Vessels including a budget and allowing the Company and any subsidiary to enter the Vessels into Scandic's long-term H&M and LoH program and its War Scheme provided they are competitive. Such coverage shall include H&M, LoH, War, P&I, Excess Oil, Defense and to the extent required by its lenders, MII including AP;

               (iii) entering the Vessels in protection and indemnity, defense and other such clubs or associations and all matters pertaining thereto;

               (iv) handling and settling all insurance, particular and general average, salvage and other claims in connection with the Vessels and all matters pertaining thereto; provided, however, that no individual claim exceeds USD300,000. Scandic shall not commence legal proceedings without the approval of the Company and/or any relevant subsidiary;

               (v) performing or causing to be performed all necessary services in connection with salvage and general average in respect of the Vessels;

               (vi) keeping the Company and any subsidiary advised with respect to the operation of the Vessels and the performance of the services hereunder;

               (vii)  deciding on standards of ship  operation with the approval
               of  the  Company  and/or  any  subsidiary  and   instructing  the
               Technical Managers when requirements are outside such standards;

               (viii) by regular visits (at least annually) onboard the Vessels, verifying the Vessels' technical condition and memorializing such visits in reports and - where appropriate - taking necessary actions with respect to instructions to the Technical Manager, and visiting the Vessels on passages or in ports in order to attend onboard at loading or discharge operation where appropriate;

               (ix) in co-operation with the Technical Managers:

                    (A) following up and pursuing the development of planning regarding oil spill actions and other safety routines;

                    (B) verifying that all actions, instructions and training in respect of the Vessels' safety have been carried through diligently, and

                    (C) arranging for oil spill contingency plans and taking all actions provided for in the US Oil Pollution Act of 1990 including, but not limited to, appointing and liaising with the "Qualified Individual" required and to enter into necessary agreements with clean-up contractors in the US and other relevant countries.

               (x) procuring and supervising the following services rendered by or in co-operation with the Technical Managers:

                    (A) keeping books, records and accounts relating to the activities and business of the Vessels in such form as may be required by the Company and any subsidiary; and

                    (B)  procuring   dry-docking   plans  and  negotiating  with
                         shipyards in relation to major repairs and dry-dockings and attending and supervising all such works.

               (xi) procuring that the Technical Manager applies for and maintains, as operator of the Vessel, a Certificate of Financial Responsibility under ss.138.30(b) of the Regulations of the United States Coast Guard under the Oil Pollution Act of 1990 and filing periodic submissions in connection therewith. In connection with such applications, the Technical Manager may obtain a financial guarantee from any entity selected by Scandic in consultation with the Company and /or any relevant subsidiary;

               (xii) on behalf of the Company and/or any subsidiary, supervising the services to be provided by the Technical Managers in relation to the overall accounting for the Company and any subsidiary and ensuring in cooperation with the Company and/or any subsidiary that the Board of the Company or any subsidiary is provided with:

                    (A) an annual budget of the Company and/or any subsidiary's operating costs delivered to the Company and/or any subsidiary by November 30 of the preceding year, with deviations from the budget being disclosed and explaining in the annual report, deviations greater than USD300,000 (per Vessel, per incident) that must be approved by the Company and/or any subsidiary;

                    (B) annual report of all bonuses, rebates or similarly negotiated benefit received;

                    (C) such other budgets and projections as the Company and/or any subsidiary shall request from time to time;

                    (D) quarterly statements of the Company and any subsidiary's overall operating costs and the Vessels' operating costs to be delivered within 40 days of the end of such quarter;

                    (E)  annual reports for the Company and any subsidiary;

                    (F) periodic reports regarding Scandic's and various other brokers' analyses of the shipping market;

                    (G) such other accounts, reports (including voyage reports) and budget follow-ups as the Company and/or subsidiary shall reasonably require from time to time.

          (r) such other services as the Company and/or any subsidiary may request and Scandic may agree to provide from time to time.

          1.2. During the term hereof, Scandic shall do all in its power to maintain the existing business of the Company and shall at all times and in all respects conform to and comply with the lawful directions, regulations and recommendations made by the Board and in the absence of any specific directions, regulations and recommendations as aforesaid and subject to the terms and conditions of this Agreement shall provide general administrative and advisory services in connection with the management of the business of the Company and any subsidiary; provided, however, that the parties recognize that Scandic conducts its own business and shall not be required to devote itself exclusively to the affairs of the Company and any subsidiary of the Company but only to such an extent as may be required in order to perform its duties satisfactorily under this Agreement. Scandic shall be free to act for and represent any other person, firm, corporation, company or other entity throughout the world without the consent of the Company or any subsidiary of the Company whether or not the said person, firm, corporation, company or other entity is engaged in business in competition with the Company.

          1.3. Notwithstanding anything to the contrary contained in this Agreement, any and all decisions of a material nature shall be reserved to the Company and/or any subsidiary of the Company and its or theirs Board of Directors, such decisions including, but not limited to:

          (a) Purchase and/or sale of a Vessel or other asset of a material nature;

          (b) chartering in of tonnage for periods exceeding twelve months;

          (c) employment of any Vessel for periods in excess of twelve consecutive months;

          (d) entry into loans and any and all financial undertakings and commitments connected therewith;

          (e) entry into and/or termination or amendments of any contractual relationships; and

          (f) offerings whether public or private of securities or any nature.

          2. Term.
             -----

          The term of this Agreement shall commence on June 30, 2004 and shall terminate on June 30, 2014, unless earlier terminated pursuant to Section 6 hereof or unless extended by the parties following mutual agreement.

          3. Fees and Expenses.
            -------------------

          (a) In consideration for Scandic's providing the services to the Company specified in this Agreement, the Company shall pay Scandic a fee at the annual rate of One Hundred Thousand United States Dollars (USD100,000) per annum (the "Fee") and cover Scandic`s reasonable costs incurred to perform the abovementioned services (the "Costs"). The Fee shall be paid quarterly in advance, on each January 1, April 1, July 1 and October 1. The Costs shall be paid monthly in advance through a monthly cash call procedure to be agreed between the parties.

          (b) Scandic shall not be liable to pay, and the Company shall promptly reimburse to Scandic any expenses advanced by Scandic on the Company's behalf, against presentation of proper documentation, such expenses to include (i) all expenses, including attorneys' fees and expenses, incurred on behalf of the Company in connection with (A) any claim or litigation commenced by or against the Company, (B) any claim or investigation by any governmental, regulatory or self-regulatory authority involving the Company, (ii) all premiums for insurance of any nature, including directors' and officers' liability insurance and general liability insurance, (iii) all costs in connection with the offer or sale of any securities, (iv) brokerage commissions payable by the Company on gross charter hire received in connection with the Charters, (v) directors' fees and meeting expenses; (vi) third-party public relations services; (vii) registrars' fees'; (viii) audit fees; (ix) legal fees and other professional fees and expenses; (x) company franchise fees; and (xi) other expenses approved by the Board of the Company.

          (c) All travel expenses, as well as all costs for the services rendered by external contractors/subcontractors shall be invoiced separately. For the avoidance of doubt, any remuneration to the Technical Managers for their technical services and to the Technical Managers for their accounting services shall be paid directly by the Company or relevant Subsidiary to the relevant Technical Manager.

          (d) Expenses covered under (b) and (c) above may alternatively be included in the monthly cash calls from Scandic to the Company mentioned under
(a) above..

          4. Relationship of the Parties.
             ----------------------------

          (a) The Company acknowledges that Scandic shall have no responsibility hereunder, direct or indirect, with regard to the formulation or implementation of the business plans, policies, management or strategies (financial, tax, legal or otherwise) of the Company, all of which are solely the responsibility of the Company. The Company shall set corporate policy independently through its own Board of Directors and nothing contained herein shall be construed to relieve the directors or officers of the Company from the performance of their respective duties or to limit the exercise of their powers.

          (b) Without limiting the foregoing, Scandic shall have no liability to the Company and any subsidiary for errors of judgment or for any act or omission, negligent, tortious or otherwise, unless such act or omission on the part of Scandic constitutes negligence or willful misconduct.

          (c) The Company hereby agrees to defend, indemnify and save Scandic and its affiliates (other than the Company and any subsidiaries), officers, directors, employees and agents harmless from and against any and all loss, claim, damage, liability, cost or expense, including reasonable attorneys' fees, incurred by Scandic or any such affiliates based upon a claim by or liability to a third party arising out of the operation of the Company and/or any subsidiary's business, unless due to the negligence or willful misconduct of Scandic or such affiliates. The Company and/or any subsidiary shall have the right, upon notice to Scandic, to undertake the defense of Scandic by counsel chosen by the Company in connection with any such claim or liability and shall pay the fees and disbursements of such counsel; provided, however, that such counsel is not reasonably objected to by Scandic.

          (d) In all activities under this Agreement Scandic shall be an independent contractor. Nothing in this Agreement shall be deemed to make Scandic, or any of its subsidiaries or employees, the agent, employee, joint venturer or partner of the Company and/or any subsidiary or create in Scandic the right or authority to incur any obligation on behalf of the Company and/or any subsidiary or to bind the Company and/or any subsidiary in any way whatsoever, except as may be expressly provided in this Agreement.

          (e) The provisions of Section 3(b) and this Section 4 shall survive any termination of this Agreement.

          5. Expiration of Charters.
             -----------------------

          (a) The charters for the Company's original three Vessels will expire in September/October 2004.

          (b) Scandic shall attempt to recharter the original three Vessels on an arms-length basis upon such terms as Scandic in its discretion, deems appropriate, subject to the Board's approval. Scandic shall receive a commission equal to 1.25% of the gross freight earned on the rechartering of the Vessel in the spot market or from any time or other period charter employment for such Vessels and any additional Vessels that the Company and/or any subsidiary of the Company may own, acquire or control from time to time, including any time charter, bareboat charter, voyage charter, contract of affreightment or pool participation. In either such case, Scandic may utilize the services of brokers and lawyers, and enter into such compensation arrangements with them, subject to the relevant Board's approval, as Scandic shall deem appropriate.

          6. Termination.
             ------------

          The Company may terminate this Agreement as follows:

          (a) In the event that:

          (i) Scandic commits any material breach of or omits to observe any of the material obligations or undertakings expressed to be assumed by it under this Agreement and, such breach or omission, if capable of remedy, is not remedied to the satisfaction of the Company within thirty (30) days' notice by the Company of such material breach or omission and requiring action to remedy the same; or

          (ii) any material consent, authorization, license or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by Scandic to authorize, or required by Scandic in connection with, the execution, delivery, validity, enforceability of admissibility in evidence of this Agreement or the performance by Scandic of its obligations under this Agreement which the Company reasonably considers to be necessary or desirable in order to ensure that the interests of the Company are not prejudiced and the ability of Scandic to perform is obligations under this Agreement is not materially affected, is modified in a manner unacceptable to the Company or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect, and, such problem, if capable of remedy, is not remedied to the satisfaction of the Company within thirty (30) days' notice by the Company of such problem and requiring action to remedy the same; or

          (iii) Scandic takes any action or any legal proceedings are started or other steps taken for (1) Scandic to be adjudicated or found bankrupt or insolvent or a petition in bankruptcy to be filed either by or against Scandic,
(2) the winding-up or dissolution of Scandic or (3) the appointment of a liquidator, administrator, examiner, trustee, sequestrator, receiver or similar officer of Scandic over the whole or any part of its undertakings, assets, rights or revenues, or any similar event occurs or similar proceeding is taken with respect to Scandic in any jurisdiction to which Scandic is subject, in which event this Agreement shall be automatically terminated without need for notice on the part of the Company; or

          (iv) it becomes unlawful at any time for Scandic to perform all or any of the material covenants or its obligations under this Agreement, or for the Company to exercise the rights vested in it under this Agreement.

          (b) Upon the effective date of termination pursuant to this Section 6, Scandic shall promptly terminate its service hereunder as may be required in order to minimize any interruption to the Company and any subsidiary's business.

          (c) Upon termination, Scandic shall, as promptly as possible, submit a final accounting of funds received and disbursed under this Agreement and any undisbursed funds of the Company and/or any subsidiary in Scandic's possession or control will be promptly paid by Scandic as directed by the Company and/or any subsidiary.

          (d) Upon termination, the Company and/or any subsidiary shall cease using a logo that resembles the logo used by Scandic and its related companies in its business.

          7. Rights of Scandic and Restrictions on its Authority.
             ----------------------------------------------------

          7.1. Notwithstanding the other provisions of this Agreement:

          (a) Scandic may act upon any advice, resolutions, requests, instructions, recommendations, direction or information obtained in writing from the Company and/or any subsidiary or any banker, accountant, broker, lawyer or other person acting as agent of or adviser to the Company and/or any subsidiary and Scandic shall incur no liability to the Company for anything done or omitted or suffered in good faith in reliance upon such advice, instruction, resolution, recommendation, direction or information made or given by the Company and/or any subsidiary or its agents in the absence of gross negligence or willful misconduct by Scandic or its servants and shall not be responsible for any misconduct, mistake, oversight, error or judgment, neglect, default, omission, forgetfulness or want of prudence on the part of any such banker, accountant, broker, lawyer, agent or adviser or other person as aforesaid;

          (b) Scandic shall not be under any obligation to carry out any request, resolution, instruction, direction or recommendation of the Company or its agents if the performance thereof is or would be illegal or unlawful;

          (c) Scandic shall incur no liability to the Company and/or any subsidiary for doing or failing to do any act or thing which it shall be required to do or perform or forbear from doing or performing by reason of any provision of any present or future law or any regulation or resolution made pursuant thereto or any decision, order or judgment of any court or any lawful request, announcement or similar action of any person or body exercising or purporting to exercise the legitimate authority of any government or of any central or local governmental institution in each case where above entity has jurisdiction.

          7.2. Nothing herein shall affect the exercise of central management and control of the Company and any subsidiary by the Board and in particular but without prejudice to the generality of the foregoing, nothing herein shall derogate from the powers and duties of the Board to manage and administer the Company and any subsidiary and its (their) business.

          8. Notices.
             --------

          All notices, consents and other communications hereunder or necessary to exercise any rights granted hereunder, shall be in writing, either by prepaid registered mail or telefax as follows:

          If to the Company:

          Canon's Court
          22 Victoria Street
          Hamilton HM 12
          Bermuda

          Attn.:  President

          Telefax no.:  47 (33) 42 15 45

          If to Scandic:

          Herbjorn Hansson
          Thor Dahls gt. 1-3
          P.O. Box 56
          3201 Sandefjord
          Norway

          Attn.:  Chief Executive Officer

          Telefax no.:  47 (33) 46 88 05

          9. Entire Agreement, etc.
             ----------------------

          This Agreement embodies the entire agreement and understanding between the parties hereto relating to the management services to be provided by Scandic to the Company and any subsidiary and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought. Whenever appropriate, references to "this Agreement" shall mean "this Agreement, as amended from time to time".

          10. Miscellaneous.
              --------------

          This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of New York and the parties submit to the non-exclusive jurisdiction of the federal courts located in the Borough of Manhattan, City of New York, or, if such courts do not have jurisdiction, the state courts located in such Borough, in connection with any claim arising out of this Agreement. This Agreement constitutes the sole understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto. The headings of this Agreement are for ease of reference and do not limit or otherwise affect the meaning hereof. All the terms of this Agreement, whether so expressed or not, shall be binding upon the parties hereto and their respective successor and assigns. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          During the term hereof, Scandic will not provide services hereunder through, or otherwise cause the Company to have, an office or fixed place of business in the United States, and shall take reasonable steps not to cause income of the Company to be subject to tax in any taxing jurisdiction, including the United States, United Kingdom, Bermuda and Norway.

          11. (a) This Agreement, and any rights and obligations of Scandic hereunder, may not be novated or assigned without the prior written consent of the Company. Scandic may subcontract its duties hereunder to any other party, including Technical Managers (which may be evidenced in separate agreements between such Technical Managers and the Company) approved by the Company's lenders if applicable loan documents so require; provided, however, that such parties execute any subordinations required by applicable loan documents, and further provided that the Scandic shall remain fully responsible for its performance hereof.

          (b) This Agreement shall inure to the benefit of the parties' successors and permitted assigns, and

          (c) Scandic may in its sole and absolute discretion subcontract to or engage others to perform its services hereunder; provided, however, that Scandic shall always remain liable for such performance.

          12. Counterparts.
              -------------

          This Agreement may be executed in written counterparts which together shall constitute one instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Restated Management Agreement as of the date first above written.


                                      NORDIC AMERICAN TANKER
                                        SHIPPING LIMITED


                                       By
                                           /s/ Herbjorn Hansson
                                               ------------------------------
                                           Name: Herbjorn Hansson
                                           Title: President and Chief
                                           Executive Officer

                                      SCANDIC AMERICAN SHIPPING LTD.


                                       By
                                           /s/ Herbjorn Hansson
                                               ------------------------------
                                               Name: Herbjorn Hansson
                                               Title: Director

                   AMENDMENT TO RESTATED MANAGEMENT AGREEMENT

          This Amendment to the Restated Management Agreement is made as of 12 day of October, 2004, by and between Nordic American Tanker Shipping Limited, a Bermuda company (the "Company"), and Scandic American Shipping Ltd., a Bermuda company ("Scandic").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Company and Scandic are parties to a management agreement restated as of June 30, 2004 (the "Restated Management Agreement"); and

          WHEREAS, the Restated Management Agreement provides, inter alia, that Scandic shall receive a commission equal to 1.25% of the gross freight earned on chartering of the Company's vessels, as more fully set forth in Clause 5(b) of the Restated Management Agreement;

          WHEREAS, the Company and Scandic have agreed to amend Clause 5(b) of the Restated Management Agreement in order to delete the right of Scandic to receive such commission, and to provide in exchange therefor, that the Company shall issue to Scandic that number of common shares equal to 2% of the Company's total outstanding common shares, subject to dilution protection and restrictions on transferability.

          NOW, THEREFORE, the parties hereby agreed as follows:

          1. Clause 5(b) of the Restated Management Agreement is hereby amended to delete the following sentence:

               "Scandic shall attempt to recharter the original three Vessels on an arms-length basis upon such terms as Scandic in its discretion, deems appropriate, subject to the Board's approval. Scandic shall receive a commission equal to 1.25% of the gross freight earned on the rechartering of the Vessel in the spot market or from any time or other period charter employment for such Vessels and any additional Vessels that the Company and/or any subsidiary of the Company may own, acquire or control from time to time, including any time charter, bareboat charter, voyage charter, contract of affreightment or pool participation."

          2. The  following is added as Clause 5(c) of the  Restated  Management
Agreement:

               "The Company shall issue to Scandic 194,132 common shares of the Company, equivalent to 2% of the Company's total outstanding common shares as of the date hereof, as promptly as practicable thereafter, in exchange for a payment by Scandic to the Company of $1,941.32. In the event the Company shall issue additional common shares to any third party or parties (a "Third Party Issuance"), the Company shall also issue that number of the additional common shares to the Manager such that the number of shares issued to the Manager pursuant to this Management Agreement shall equal 2% of the Company's total outstanding common shares after taking into account such Third Party Issuance. The common shares issued to the Manager pursuant to this Agreement may not be transferred for a period of three years from their date of issuance and shall not be registered with the SEC. The certificates for such common shares shall bear appropriate restrictive legends to such effect."

          IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Restated Management Agreement as of the date first above written.


                                       NORDIC AMERICAN TANKER
                                         SHIPPING LIMITED


                                       By
                                       /s/ Herbjorn Hansson
                                           ---------------------------
                                       Name: Herbjorn Hansson
                                       Title: President and Chief
                                       Executive Officer

                                       SCANDIC AMERICAN SHIPPING LTD.


                                       By
                                       /s/ Herbjorn Hansson
                                          -------------------------------
                                          Name: Herbjorn Hansson
                                          Title: Director
01318.0002 #583539